                                                                                                       EXHIBIT 4.19

                                            9 3/8% SENIOR NOTES DUE 2006

                                           ------------------------------

                                           FIRST SUPPLEMENT TO INDENTURE

                                            DATED AS OF AUGUST 22, 2001

                                          ------------------------------

                                        NAVISTAR INTERNATIONAL CORPORATION,
                                                    AS ISSUER,

                                                        AND

                                            BNY MIDWEST TRUST COMPANY,
                                                    AS TRUSTEE

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                                                                                           EXHIBIT 4.19 (CONTINUED)

                                            FIRST SUPPLEMENT TO INDENTURE

         This First  Supplement to Indenture is dated as of August 22, 2001 by and between  Navistar  International
Corporation,  a Delaware  corporation  (the  "Company"),  International  Truck and Engine  Corporation,  a Delaware
corporation,  as Guarantor,  and BNY Midwest Trust Company,  an Illinois banking  corporation  (the "Trustee"),  as successor to Harris Trust and Savings  Bank,  with respect to the  Company's 9 3/8% Senior Notes due 2006 (this "First
Supplement").  Capitalized  terms used but not otherwise  defined in this First  Supplement shall have the meanings ascribed to such terms in the Indenture (hereinafter defined).

         WHEREAS,  the Company and the Trustee entered into that certain  Indenture,  dated as May 31, 2001, by and among the Company,  International Truck and Engine Corporation,  as Subsidiary  Guarantor,  and the Trustee (as may
be further amended and supplemented from time to time in accordance with its terms, the "Indenture");

         WHEREAS,  Section 9.1 of the Indenture  provides  that,  when  authorized by  resolutions  of its Board of
Directors,  the Company and the Trustee may,  without the consent of any Holders,  amend,  waive or supplement  the
Indenture  without  notice to or consent of any  Holder to,  among  other  things,  cure any  ambiguity,  defect or inconsistency  in the Indenture;  provided that such amendment or supplement  does not adversely  affect the rights of any Holder;

         WHEREAS,  clause  (iii) of  paragraph  (a) of Section  3.12  (Limitation  on  Restricted  Payments) of the
Indenture  currently  restricts the ability of the Company or any of its Restricted  Subsidiaries to make a payment on a guarantee of any  obligation  of any Person (the  "Guarantee  Payment  Restriction"),  including any guarantee entered into in compliance with clause (l) of Section 3.10 or required by Section 3.17 of the Indenture;

         WHEREAS,  the Guarantee  Payment  Restriction is inconsistent  with other more specific  provisions of the
Indenture,  including:  (A) clause (l) of Section 3.10  (Limitation on Incurrence of  Indebtedness),  which permits the Company or any Restricted  Subsidiary to guarantee  Indebtedness  of the Company or any  Restricted  Subsidiary
permitted  to be incurred  under  another  provision  the  applicable  covenant;  (B) Section 3.17  (Limitation  on
Guarantees by Restricted  Subsidiaries),  which requires Restricted  Subsidiaries to guarantee the Securities under certain  circumstances;  and (C) clause  (13) of the  definition  of  "Permitted  Investments,"  which  enables the
Company or any of its  Restricted  Subsidiaries  to make  unlimited  Investments in the Company or any Wholly Owned
Subsidiary;

         WHEREAS,  pursuant to Section 9.1 of the Indenture,  the Trustee is authorized to execute and deliver this
First Supplement;

         NOW,  THEREFORE,  in  consideration  of the premises and for other good and  valuable  consideration,  the receipt  and  sufficiency  of  which  are  hereby  acknowledged,  the  parties  hereby  agree,  for the  equal  and proportionate benefit of all Holders of the Securities, as follows:

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                                                                                           EXHIBIT 4.19 (CONTINUED)

                                                     ARTICLE I
                                                 INDENTURE AMENDMENT

         Section 1.01      Amendment  to  Section  3.12.  Clause  (iii) of  paragraph  (a) of  Section  3.12 of the
Indenture  shall hereby be amended and  supplemented by deleting such clause (iii) in its entirety and replacing it to read as follows:  "(iii) make any Investment  (other than a Permitted  Investment) in, or payment on a guarantee of any  obligation  of  (other  than  a  guarantee  of  Indebtedness  of the  Company  or any of its  Wholly  Owned
Subsidiaries  permitted  under  clause  (l) of  Section  3.10 or a  guarantee  of the  Securities  by a  Restricted
Subsidiary required under Section 3.17), any Person; or."

                                                    ARTICLE II
                                              MISCELLANEOUS PROVISIONS

         Section 2.01      Instruments to be Read  Together.  This First  Supplement is an indenture  supplement to and in  implementation  of the Indenture,  and said Indenture and this First  Supplement  shall  henceforth be read together.

         Section 2.02      Confirmation.  The Indenture,  as amended and supplemented by this First Supplement,  is in all respects confirmed and preserved.

         Section 2.03      Counterparts.  This First  Supplement  may be  executed  in any number of  counterparts, each of which,  when so executed,  shall be deemed to be an original,  but all of which shall  together  constitute one and the same instrument.

         Section 2.04      Effectiveness.  This  First  Supplement  shall  become  effective  immediately  upon its execution in accordance with the provisions of Article IX of the Indenture.

         Section 2.05      GOVERNING LAW. THIS FIRST  SUPPLEMENT  SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY  AGREES TO SUBMIT TO THE  JURISDICTION  OF THE COURTS
OF THE STATE OF NEW YORK,  COUNTY OF NEW YORK,  IN ANY ACTION OR  PROCEEDING  ARISING  OUT OF OR  RELATING  TO THIS
FIRST SUPPLEMENT.

         Section 2.06      Disclaimer  of  Trustee's  Responsibility.  In  executing  this  First  Supplement,  the
Trustee  shall be entitled  to all the  privileged  and  immunities  afforded  to the  Trustee  under the terms and conditions of the Indenture.

                                                 *     *     *     *

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                                                                                           EXHIBIT 4.19 (CONTINUED)

         IN WITNESS  WHEREOF,  the  parties  hereto  have  caused this First  Supplement  to  Indenture  to be duly executed as of the date first above written.

                                                     NAVISTAR INTERNATIONAL CORPORATION

                                                     By:      /s/ Thomas M. Hough
                             -----------------------------------------------------
                                                     Name:    Thomas M. Hough
                                                     Its:     Vice President and Treasurer

                                                     BNY MIDWEST TRUST COMPANY

                                                     By:      /s/ D. G. Donovan
                                    -----------------------------------------------------
                                                     Name:    D.G. Donovan
                                                     Its:     Assistant Vice President

                                                     INTERNATIONAL TRUCK AND ENGINE
                                                     CORPORATION

                                                     By:      /s/ Thomas M. Hough
                             -----------------------------------------------------
                                                     Name:    Thomas M. Hough
                                                     Its:     Vice President and Treasurer

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